Exhibit 10.1

March 31, 2011

Ellen M. Walker

28 Basketneck Lane

Remsenburg, NY  11960

Re:

Separation Agreement and General Release

Dear Ellen:

This Separation Agreement and General Release (“Agreement and ReleasE”) confirms the termination of your employment with Ameritrans Capital Corporation and Elk Associates Funding Corporation (collectively, the "Company"), as of today, March 31, 2011.

 In connection with your termination, the Company is prepared to provide you with a lump sum severance payment of $57,512 (less applicable deductions made in accordance with past practices), which shall be paid within five (5) business days of your delivery to the Company of an executed copy of this Agreement and Release. However in the event the lump sum severance payment of $57,512 (less applicable deductions made in accordance with past practices) is not received within five (5) business days of my delivery to the Company of an executed Agreement and Release this Agreement and Release shall be null and void without any further force or effect.

In order to be eligible to receive the severance payment described above to which you are not otherwise entitled, you are required to agree to the terms contained in this Agreement and Release, including the General Release, and indicate your agreement by signing and returning this Agreement and Release as provided below.

In consideration for the Company’s payment of the severance payment and other benefits to which you are not otherwise entitled, you hereby agree to release the Company and any and all of the Company’s predecessors and successors, and present and former assigns, subsidiaries, parents, branches, divisions, affiliates and related entities, and any and all present and former officers, directors, employees and agents (of either the Company or any and all of the Company’s predecessors and successors, and present and former assigns, subsidiaries, parents, branches, divisions, affiliates and related entities) (collectively “Company Entities & Officials”), individually and in their official capacities, of and from all causes of action, claims, damages, judgments or agreements of any kind including, but not limited to, all matters arising out of your employment with the Company and the cessation thereof.  This release includes, but is not limited to, any and all alleged claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Americans with Disabilities Act, the New York State and New York City Human Rights Laws, the New York Labor Law, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act, or any common law, public policy, contract (whether oral or written, express or implied) or tort law, or any other local, state or federal law, regulation, ordinance or rule having any bearing whatsoever on the terms and conditions of your employment and the cessation thereof. Nothing in this provision is intended to waive or to release any claims that you may have to indemnification or to enforce the terms and conditions of this Agreement and Release.

In consideration for your release of claims against the Company and all Company Entities & Officials, the Company, for and on its own behalf and on behalf of any of its present or former parents and affiliates, and their successors, assigns, and anyone claiming through or under any of the foregoing, hereby agrees to release and forever discharge you individually and in your official capacity as an officer and director of the Company, in your official capacity as an officer of Granoff Walker & Forlenza, P.C. and for Granoff Walker & Forlenza, P.C. itself and your heirs, beneficiaries, executors, administrators, successors and assigns of and from all causes of action, claims, damages, judgments or agreements of any kind, including but not limited to, all matters arising out of your employment, including the cessation thereof.  This release includes, but is not limited to, any and all alleged claims based on any common law, public policy, contract (whether oral or written, express or implied) or tort law, or any other local, state or federal law, regulation, ordinance or rule having any bearing whatsoever on the terms and conditions of your employment and the cessation thereof (including claims of any kind which have arisen or could arise from your acts or omissions which occurred prior to the date of your execution of this Agreement and Release).  Nothing in this provision is intended to waive or to release any claims that the Company may have to enforce the terms and conditions of this Agreement and Release.

Furthermore, in addition to any other Company policies and agreements relating to confidentiality, you will keep in confidence and will not, except as specifically authorized in writing by the Company or as otherwise required by law, disclose to any third party or use for the benefit of yourself or any third party any confidential or proprietary information about the Company (or its parents, subsidiaries, affiliates or related entities) which you acquired, developed or created by reason of your employment, except for information that is or becomes public other than through your actions prohibited by and/or breach of this paragraph.  Notwithstanding the foregoing, these restrictions do not apply to the use or disclosure of information in connection with any proceeding in which either party alleges a breach of this Agreement and Release.

Upon the Company's reasonable request, you will also promptly return to the Company any document(s) in your possession (after a reasonable search), that are the property of the Company and/or any Company Entities & Officials. This provision will be fully satisfied by you either: (a) producing the aforementioned document(s), or (b) providing the Company with written notice, via e-mail to Michael Feinsod at mfeinsod@ameritranscapital.com, that the document(s) could not be located.

In addition, you agree that you will cooperate with the Company (or its present and former parents, subsidiaries, affiliates or related entities) and its legal counsel in connection with any current or future litigation, pursuant to the issuance of a valid subpoena, relating to matters with which you were involved or of which you have knowledge or which occurred during your employment at the Company.  Such assistance will include, but not be limited to, depositions and testimony and will continue until such matters are resolved.  The Company will provide you with reasonable notice whenever possible of the need for your cooperation; will make all reasonable efforts to schedule your cooperation so as not to interfere with your employment or professional obligations; and will reimburse you for all reasonable travel, lodging and meal costs incurred by you in providing requested assistance.

You acknowledge and agree that each term, covenant and condition of the employment agreement between you and the Company, dated February 21, 2006, and amended on   November 12, 2009 (the “Employment Agreement”), is hereby deemed null and void, and will have no further force or effect whatsoever. Specifically and without limitation, you agree that the provisions contained in Paragraph 5, entitled "Termination of Employment Period" and Paragraph 6 entitled "Termination Compensation," are deemed null and void.

Furthermore, you acknowledge that the Company has previously delivered notice of non-renewal dated November 12, 2010. You also acknowledge and agree that other than the lump sum severance payment set forth herein, you are not entitled to any payments from the Company for compensation, unreimbursed expenses or for any other reason. Specifically and without limitation, you agree that you are not entitled to any payments or any contributions to your SEP IRA account (referred to in Paragraph 4(d)) or for the Disability Policies referred to in Paragraph 4(h) of your Employment Agreement.

You also hereby resign as an officer and/or director, as applicable, of any subsidiary of the Company.

By signing this Agreement and Release, you are providing a complete waiver of all claims that may have arisen, whether known or unknown, up until the time that this Agreement and Release is executed.  If you breach this Agreement and Release, in addition to any other remedies available, the Company will seek restitution and/or offset of any payments or benefits provided to the extent permitted by law.  If the Company breaches this Agreement and Release, in addition to any other remedies available, I may seek restitution to the extent permitted by law.

Since your execution of this Agreement and Release releases the Company and any Company Entities & Officials from all claims you may have, to the maximum extent permitted by law, you should review this carefully before signing it. You are advised to consult with an attorney prior to executing this Agreement and Release.

Notwithstanding any provision of this Agreement and Release to the contrary, you are not releasing or waiving any rights or claims with respect to your entitlement to any previously accrued or vested benefits to which you may be entitled, which are summarized as follows:

•

You will be provided a separate statement of your benefits, if any, under any Company savings and/or pension plan, including without limitation your SEP  IRA.  Your rights to benefits under any Company savings and/or pension plan will be determined by applicable law and in accordance with the terms of the specific plan.

To receive the lump sum severance payment described above, you must sign and return the Agreement and Release NO EARLIER THAN March 31, 2011 and NO LATER THAN April 1, 2011.  This Agreement and Release should be returned to Michael Feinsod, Ameritrans Capital Corporation, 830 Third Avenue, New York, New York, 10022.  The Company will not make any payments or provide any other benefits pursuant to this Agreement and Release until the Company receives your executed Agreement and Release.  The Company will sign and return this Agreement and Release to my attention at 747 Third Avenue, Suite, 4C, New York, New York 10017 NO LATER THAN April1, 2011.

If any portion of this Agreement and Release is found to be unenforceable but such portion would be enforceable if some part thereof were deleted or modified, then such portion will apply with such deletion or modification as is necessary to make it enforceable to the fullest extent permitted by law.  If any such portion (other than the General Release) cannot be modified to be enforceable, such portion will be deemed severed from this Agreement and Release and will not affect the validity or enforceability of the remainder of this Agreement and Release.

This Agreement and Release may be executed in counterparts, each of which shall constitute an original and which together shall constitute a single instrument; in addition, any facsimile or PDF copy of any party’s executed counterpart of this Agreement and Release (or its signature page thereof) shall be deemed to be an executed original thereof.

You acknowledge that no representations, oral or written, have been made other than those expressly set forth herein, and that you have not relied on any other representations in executing this Agreement and Release.  This Agreement and Release may be modified only in a document signed by the parties and referring specifically hereto.  This Agreement and Release will be governed by and construed in accordance with the laws of the State of New York (without regard to its conflict of laws principles), and you hereby agree that the exclusive jurisdiction for any dispute arising hereunder will be in the courts located in the State of New York, County of New York.

This Agreement and Release is duly authorized by the Company. If you have any questions, please contact us.

Sincerely yours,

AMERITRANS CAPITAL CORPORATION

By:

/s/ Michael Feinsod

Name:

Michael Feinsod

Title:

President and Chief Executive Officer

 ELK ASSOCIATES FUNDING CORPORATION

By:

/s/ Michael Feinsod

Name:

Michael Feinsod

Title:

President

ACKNOWLEDGEMENT

I AGREE TO THE TERMS AND CONDITIONS SPECIFIED IN THIS AGREEMENT AND RELEASE AND I INTEND TO WAIVE AND RELEASE ALL CLAIMS (OTHER THAN CLAIMS FOR INDEMNIFICATION, FOR VIOLATION OF THIS AGREEMENT AND RELEASE OR FOR ACCRUED OR VESTED SAVINGS AND/OR PENSION PLAN BENEFITS, INCLUDING SEP IRA BENEFITS (COLLECTIVELY, "RETAINED CLAIMS")) THAT I MAY HAVE AGAINST THE COMPANY AND ANY COMPANY ENTITIES & OFFICIALS.  I UNDERSTAND THAT THIS WAIVER AND RELEASE CREATES A TOTAL AND UNLIMITED RELEASE OF ALL CLAIMS (OTHER THAN THE RETAINED CLAIMS), WHETHER KNOWN OR UNKNOWN, EXISTING AS OF 'THIS DATE, THAT I MAY HAVE AGAINST THE COMPANY AND ANY COMPANY ENTITIES & OFFICIALS, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

I HAVE HAD AMPLE TIME TO REVIEW THIS AGREEMENT AND TO CONSIDER MY GENERAL RELEASE OF ALL CLAIMS (OTHER THAN THE RETAINED CLAIMS) AS SET FORTH IN THIS AGREEMENT AND RELEASE.  I AM SIGNING THIS AGREEMENT AND RELEASE KNOWINGLY, VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS TERMS AND EFFECTS.  I UNDERSTAND THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING IT.

I ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATIONS OR STATEMENTS NOT SET FORTH HEREIN.  I WILL NOT DISCLOSE THIS AGREEMENT AND RELEASE TO ANYONE EXCEPT THAT I MAY DISCLOSE IT (I) TO MY IMMEDIATE FAMILY AND ANY TAX, LEGAL OR OTHER COUNSEL THAT I HAVE CONSULTED REGARDING THE MEANING OR EFFECT OF THIS AGREEMENT, (II) AS REQUIRED BY LAW, (III) TO ANY GOVERNMENT TAX AGENCY, (IV) IN ANY LEGAL PROCEEDING BY EITHER PARTY ALLEGING A BREACH OF THIS AGREEMENT AND RELEASE OR (V) IN SUCH INSTANCES WHERE IT IS NECESSARY FOR ME TO DISCLOSE TO ANY THIRD PARTY THAT I AM NO LONGER AN OFFICER OF THE COMPANY.

/s/ Ellen M. Walker

Ellen M. Walker

STATE OF NEW YORK  )

COUNTY OF NEW YORK  )

On this 1st day of April, 2011, before me, a Notary Public of the State of New York, personally appeared Ellen M. Walker, to me known and known to me to be the person described and who executed the foregoing agreement and release and did then and there acknowledge to me that s/he voluntarily executed the same.

/s/ Sheila A. Pryor

Notary Public

YOU MUST RETURN THE ENTIRE SEPARATION AGREEMENT AND GENERAL
RELEASE (INCLUDING THIS ACKNOWLEDGMENT PAGE).